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                    GATEWAY ENERGY CORPORATION AND SUBSIDIARIES
                                     EXHIBIT 11
               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                    QUARTER ENDED NOVEMBER 30,      NINE MONTHS ENDED NOVEMBER 30,
                                                       1998             1997             1998            1997
                                                   ------------     ------------     ------------     -----------
Weighted average number of common shares
    outstanding                                     15,020,114       14,396,700       14,710,396       14,212,300

  Add shares issuable pursuant to warrant
    agreements less shares assumed repurchased
    at the average market price                              - (1)       23,600 (1)       21,900 (1)       50,600 (1)

  Add shares issuable pursuant to stock options
    less shares assumed repurchased at the
    average market price                                     - (1)        3,100 (1)        2,700 (1)       13,800 (1)

  Add shares issuable from assumed conversion
    of convertible notes                                31,100 (1)      572,800 (1)      382,700 (1)      880,100 (1)
                                                   -----------      -----------      -----------      -----------
Tentative number of shares for computation
  of fully diluted earnings per share               15,051,214       14,996,200       15,117,696       15,156,800
                                                   -----------      -----------      -----------      -----------
                                                   -----------      -----------      -----------      -----------
Income (loss) applicable to common stock           $  (950,572)     $    62,700      $(1,729,819)     $  (122,400)

  Add back interest expense for convertible
    promissory notes assumed converted                   4,500 (1)       34,100 (1)       38,500 (1)      157,700 (1)
                                                   -----------      -----------      -----------      -----------
Tentative earnings (loss) for computation of
  fully diluted earnings per share                 $  (946,072)     $    96,800      $(1,691,319)     $    35,300
                                                   -----------      -----------      -----------      -----------
                                                   -----------      -----------      -----------      -----------
Basic earnings (loss) per common share             $     (0.06)     $      0.01      $     (0.12)     $     (0.01)
                                                   -----------      -----------      -----------      -----------
                                                   -----------      -----------      -----------      -----------

Diluted earnings (loss) per common share           $     (0.06)     $      0.01      $     (0.12)     $     (0.01)
                                                   -----------      -----------      -----------      -----------
                                                   -----------      -----------      -----------      -----------


     (1) Not used in fully diluted earnings per share calculations as effect would be antidilutive.


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